UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2024

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56208	35-2677532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-18-23, Nishiwaseda

Shinjuku-Ku, Tokyo, Japan

(Address of principal executive offices)

81-3-6670-1692

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Engagement of New Independent Registered Public Accountant

On May 7, 2024, the Board of Directors approved the engagement of Mercurius & Associates LLP (PCAOB ID: 3223) as the Company’s independent registered public accounting firm for the audit of the fiscal year ended October 31, 2023, and any reviews of interim periods thereafter.

During the fiscal years ended October 31, 2022 and 2021 and through October 31, 2023, neither the Company nor anyone on its behalf consulted with Mercurius & Associates LLP regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Mercurius & Associates LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K)

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Scan Project, Inc.

Dated: May 14, 2024

By: /s/ Ryohei Uetaki

Ryohei Uetaki

Chief Executive Officer